                                                                 EXHIBIT 10.2.16


                                 [PORSCHE LOGO]

                               AUTOMOBILE DEALER
                               SALES AND SERVICE
                                   AGREEMENT

                                 [PORSCHE LOGO]


                           SALES AND SERVICE AGREEMENT


Parties and Date

Effective Date of Agreement, ____________________________________________2001

Between ________________________________________________________________________

Doing Business as ______________________________________________________________

located at _____________________________________________________________________

________________________________________________________________________________

A corporation in the state of _______________, partnership _________________ or proprietorship __________; and Porsche Cars North America, Inc., a Delaware corporation with its primary place of business at 980 Hammond Drive, Suite 1000, Atlanta, Georgia 30328.



Section I.  SPECIFIC TERMS

Porsche Cars N.A. Enters into this Agreement relying on the following Dealer representations:

A)   The following individual(s) is the Dealer Principal:

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
Name                          Home Address                             %Interest                     Title
----                          ------------                             ---------                     -----

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

B) The following individual(s) has ownership in Dealer accounting for the entire remaining equity ("Owner(s)").

Name                          Home Address                             %Interest                     Title
----                          ------------                             ---------                     -----

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

C) The following person is the General Manager of the Dealer with managerial authority for Dealer operations and is responsible directly to (or is) the Dealer Principal:

Name                          Home Address                                                           Title
----                          ------------                                                           -----

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


D) Dealer will conduct the sale and service of Porsche Products at the following address ("Dealership Location"):

Sales
     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------

Service
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------

E) Porsche Cars N.A. Grants to Dealer the non-exclusive right to purchase Porsche Products from Porsche Cars N.A. For resale to consumers. Dealer accepts such grant and undertakes to apply its best efforts to the development of such resale. The Dealer's Primary Area of Responsibility is:

     ---------------------------------------------------------------------------

F) Dealer acknowledges that Porsche Cars N.A. Will periodically establish minimum sales and service objectives based principally on the penetration of Porsche Products in the Primary Area of Responsibility and that performance against those objectives will be a critical feature of Sales and Service Reports.

G) Dealer acknowledges that Porsche Cars N.A. Will periodically establish Dealer minimum operating standards deemed necessary to provide owners and potential owners of Porsche Products a level of total service commensurate with the reputation of Porsche Automobiles and to attain the sales and service objectives established

H) This Agreement shall expire in accordance with its terms on the close of the last business day preceding the first anniversary of the Effective Date of Agreement unless terminated prior thereto in accordance with one or more of the terms of Section II. If, however, as of the expiration date, Porsche Cars North America, Inc. has not entered into a new and superseding Sales and Service Agreement with Dealer and if no notice to terminate the Agreement has been given pursuant to Section II, then, in that event, the Agreement will be extended one additional year so that it shall expire at the close of the last business day preceding the second anniversary of the Effective Date of Agreement unless terminated prior thereto in accordance with one or more of the terms of Section II.

I) The terms and provisions of the Letter of Intent dated ___________ are incorporated herein as though set forth in full.

         In witness whereof, Porsche Cars N.A. And Dealer have executed this Sales and Service Agreement with an effective date of Agreement as stated on the Parties and Date page of this Agreement.

Porsche Cars North America, Inc.

Name:     Richard S. Ford            Name:
          --------------------------          ---------------------------------

Title:  Exec. Vice President & COO   Title: Dealer Principal
        ----------------------------        -----------------------------------

Signature:                           Signature:
          --------------------------           --------------------------------

Date:                                Date:
        ----------------------------        -----------------------------------

                                SALES AND SERVICE
                                   AGREEMENT

                          SALES AND SERVICE AGREEMENT



TABLE OF CONTENTS
-----------------
                                                            Section                   Part             Page
                                                            -------                   ----             ----


  Parties and Date                                                                                       i
  Table of Contents                                                                                     ii
  Definitions                                                                                            v
  Introduction                                                                                         vii
  SPECIFIC TERMS                                                 I                                       1
  Execution                                                      I                                       3
  GENERAL TERMS                                                 II                                       4
  SALE OF PORSCHE PRODUCTS                                      II                       I               4
  Sale of Automobile(s)                                         II                      IA               4
  Sale of Parts and Accessories                                 II                      IB               6
  Warranty                                                      II                      IC               6
  Delay of Orders or Shipments                                  II                      ID               7
  Discontinuance and Change                                     II                      IE               8
  DEALERSHIP REQUIREMENTS                                       II                      II               9
  Dealer Principal                                              II                     IIA               9
  Dealership                                                    II                     IIB               9
  Performance                                                   II                     IIC              10
  Assistance                                                    II                     IID              18
  Capital Standards                                             II                     IIE              19


                                                             Section                   Part            Page
                                                             -------                   ----            ----


Records and Reports                                              II                     IIF             19
Trademarks                                                       II                     IIG             21
Additional Dealers                                               II                     IIH             22
SUCCESSOR DEALERS                                                II                     III             24
Rights of Porsche America                                        II                    IIIA             24
Death and Incapacity                                             II                    IIIB             24
Other Changes                                                    II                    IIIC             27
TERMINATION                                                      II                      IV             29
Termination of Agreement                                         II                     IVA             29
Post Termination                                                 II                     IVB             35
TRANSITION ASSISTANCE                                            II                       V             36
Porsche America's Obligation                                     II                      VA             36
Dealer Obligations                                               II                      VB             38
GENERAL PROVISIONS                                               II                      VI             40
No Agent Status                                                  II                     VIA             40
Dealer's Responsibility for
     Operations                                                  II                     VIB             40
Taxes                                                            II                     VIC             40
Indemnification                                                  II                     VID             40
Notices                                                          II                     VIE             42
No Implied Waiver                                                II                     VIF             42
Assignment of Rights                                             II                     VIG             43




                                                                Section                 Part          Page
                                                                -------                 ----          ----


Accounts Payable                                                 II                    VIH             43
Applicable Law                                                   II                    VII             43
Sole Agreement of Parties                                        II                    VIJ             44
New and Superseding Agreements                                   II                    VIK             44
Possible Changes Due to State Law                                II                    VIL             45

Definitions

         The following words and phrases when used in the Agreement will be defined as follows:

Agreement - the Sales and Service Agreement between Porsche America and Dealer, including all related addenda, Price Schedules and Sales Bulletins.

Automobile(s) - current model types or series of new automobiles manufactured or marketed by Porsche AG as a Porsche automobile and listed in the Automobile(s) Addendum.

Dealer - the corporation, partnership, or proprietorship executing the Sales and Service Agreement.

Dealer Principal - The person or persons identified in this Agreement as the principal owner-manager of the Dealer who owns an unencumbered ownership interest of at least twenty-five percent (25%) in the Dealer, who has full operating authority to conduct all dealership business, and upon whose personal services Porsche America relies as a condition for executing the Sales and Service Agreement. If more than one person is identified in this Agreement as a Dealer Principal, each person must have full operating authority to conduct all dealership business and an unencumbered ownership interest of at least twenty-five (25%) in the Dealer.

General Manager - The person identified in this Agreement as having general, but not primary, authority for Dealership Operations and who is responsible directly to (or is) the Dealer Principal.

Manufacturer - Dr. Ing. h. c. F. Porsche Aktiengesellscnaft ("Porsche AG"), Federal Republic of Germany.

Parts and Accessories - new or remanufactured parts and accessories marketed by Porsche America and listed in current Price Schedules or Sales Bulletins.

Policies and Procedures Manual - bulletins, letters and notices which relate to the selling and servicing of Porsche Products by Dealer which are periodically furnished by Porsche America.

Porsche America - Porsche Cars North America, Inc., the sole importer and distributor of Porsche Products in the United States.

Porsche Product(s) - Automobiles and new or remanufactured parts and accessories marketed by Porsche America and listed in current Price Schedules.

Price Schedules or Sale Bulletins - schedules, notices and bulletins published periodically by Porsche America establishing prices and other terms and conditions of sale for Porsche Products as well as suggested prices of such products resold at retail or otherwise.

Primary Area of Responsibility - non-exclusive geographic area assigned to Dealer by Porsche America for the sale and service of Porsche Products.

Sales and Service Evaluation Reports - performance evaluation reports of Dealer sales and service of Porsche Products by Porsche America.

SECTION II GENERAL TERMS


                       PART I - SALE OF PORSCHE PRODUCTS



A. Sale of Automobile(s) to Dealer

         Orders for Automobile(s) from the Automobile(s) Addendum will be submitted and processed in accordance with procedures established by Porsche America.

         Porsche America will endeavor to distribute Automobile(s) among Dealers in a fair and equitable manner that reflects the potential market within the Primary Area of Responsibility. Porsche America will provide Dealer an explanation of the method used to distribute Automobiles.

         There are numerous other factors which affect the availability of Automobile(s) to Porsche America and their distribution to Dealers. Among those factors are component availability and production capacity, varying consumer demand, weather and transportation conditions, and government regulations such as emissions control, noise and fuel economy requirements. Since all such factors affect individual Dealer orders, Porsche America necessarily reserves to itself discretion in accepting orders and distributing products, and its judgment and decisions in such matters shall be final.

         Dealer orders for Automobile(s) are not binding until accepted by Porsche America and may be cancelled in accordance with the Policies and Procedures manual.

         Dealer orders for Automobile(s) that in the opinion of the Porsche America have limited marketability, for example, because they differ from Porsche America's standard specifications or incorporate special paint and/or equipment may not be cancelled without Porsche America's prior written consent.

         Porsche America may install any equipment or accessories required by law on any Automobile ordered by Dealer whether or not such items are included in Dealer's order.

         Prices and other terms of sale applicable to the purchase of Automobile(s) will be those established by Porsche America and published periodically in Price Schedules or Sales Bulletins. Except as otherwise provided by Porsche America in writing, all such prices and other terms will apply to Automobile(s) not shipped at the time any change is made effective.

         Porsche America will select the shipping locations and the modes of transportation for delivery of Automobile(s) to Dealer and will be responsible to carriers for all charges.

         Porsche America will deliver Automobile(s) to Dealer's authorized sales location unless Porsche America decides that another reasonable delivery point is necessary.

         Dealer's claims for loss or damage to Automobile(s) while in the possession of a carrier must be submitted to Porsche America in accordance with the provisions of the Policies and Procedures Manual.

         Dealer agrees to notify Porsche America if any new and unused Automobile(s) in Dealer's possession should for any reason be substantially damaged. Porsche America shall have the option to repurchase all or any of such Automobile(s) at a price equal to their net purchase price paid to Porsche America. Dealer agrees to assign its rights under any insurance contract related to the repurchased Automobile(s) to Porsche America. Porsche America shall make appropriate payment for repurchased vehicles directly to any lien holder.

B.  Sale of Parts and Accessories to Dealer

         Orders for Parts and Accessories will be submitted and processed in accordance with procedures established by Porsche America.

         Prices and other terms of sale applicable to Parts and Accessories will be those established by Porsche America and published periodically in Price Schedules or Sales Bulletins.

         Except as otherwise provided by Porsche America in writing, all such prices and other terms will apply to Parts and Accessories not shipped at the time any change is made effective.

C.  Warranty

         Porsche America warrants new Porsche Products to retail owners as set forth in documents containing those warranties that are provided with the Porsche Products or as set forth in the Policies and Procedures Manual, and Dealer will hold Porsche America harmless from any and all warranty related claims arising out of Dealer's failure to comply with the requirements of said Policies and Procedures Manual.

         Except as otherwise provided by law, the written Porsche America warranties are the only warranties applicable to new Porsche Products. WITH RESPECT TO DEALERS, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY, EXCEPT AS MAY BE PROVIDED UNDER AN ESTABLISHED PORSCHE AMERICA PROGRAM OR PROCEDURE. PORSCHE AMERICA NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OTHER OBLIGATION OR LIABILITY IN CONNECTION WITH PORSCHE PRODUCTS, AND PORSCHE AMERICA'S MAXIMUM LIABILITY IS TO REPAIR OR REPLACE THE PORSCHE PRODUCT.

D.  Delay of Orders or Shipments

         Dealer will not be liable for any delay or failure to accept delivery and Porsche America will not be liable for any delay or failure to deliver Porsche Products where such delay or failure is caused, in whole or in part, by:

         1) any strike or labor trouble in Dealer's establishment or in the plants of Manufacturer or its suppliers;

         2) any shortage or curtailment of utilities, materials, transportation or labor or any shortage of or damage to production facilities;

         3) any act of government, including the enactment of laws or regulations or issuance of judicial or administrative injunctions or orders;

         4) any curtailment of production due to economic conditions; or any discontinuance of sale by Porsche America; or

         5)    any cause beyond the control of dealer or Porsche America.

         If any Porsche Products ordered by Dealer are diverted or returned because of Dealer's unexcused delay or failure to accept delivery, Dealer will pay any additional costs incurred by Porsche America as a result of such diversion.

E.  Discontinuance and Change

Manufacturer and Porsche America may discontinue any line of Porsche Product, or change the design or specifications of any Porsche Product or item of optional equipment at any time without notice and without incurring any obligation to Dealer.

                        PART II - DEALERSHIP REQUIREMENTS

A. Dealer Principal

         It is the responsibility of each Dealer Principal to provide personal services by exercising managerial authority over Dealer's conduct of the operations contemplated by this Agreement ("Dealership Operations"). Dealership Operations include the sale and service of Porsche Products and any other activities undertaken by Dealer related to Porsche Products, including rental and leasing operations, used car sales and body shop operations and finance and insurance operations, whether conducted directly or indirectly by Dealer.

         Dealer's success is dependent upon its effectiveness in selling and servicing Porsche Products and in conducting Dealership Operations. Such effectiveness is ultimately dependent upon the Dealer Principal who must assume full and complete managerial authority and responsibility for all Dealership Operations and who should be a competent business person, an effective manager and an experienced merchandiser of quality automotive products and service.

B. Dealership

         Dealer shall provide facilities at the Dealership Location set forth in
Section I that will enable Dealer to effectively perform and conduct its Dealership Operations. The Dealership facilities shall be satisfactory as to appearance and layout, properly equipped for the conduct of the Dealership Operations and in accordance with the operating standards established periodically by Porsche America.

         Dealer will conduct the Dealership Operations only from the Dealership Location and will not, either directly or indirectly, establish any place of business for the conduct of any of its Dealership Operations except at the Dealership Location.

         If the facility is not all at the same location, Dealer shall not utilize any separate portion of the facility for the conduct of any Dealership Operations other than as specified in Section I.

         If Dealer desires to make any changes in the Dealership Location or in the uses or purposes of any of the facility, Dealer agrees to give Porsche America prior written notice so Porsche America can review the effect of the proposed change with Dealer. No change in Dealership Location or in the use of the Dealership facilities in Dealership Operations will be made without the written approval of Porsche America.

         Dealer will install and maintain in appropriate places at the facility product and service signs approved by Porsche America and such other signs as Porsche America and Dealer agree are appropriate to advertise the Dealership Operations.

C. Performance

         Dealer is responsible for actively and effectively promoting, through Dealer's own advertising and sales promotion

                                     Posche


activities, the purchase and use of Porsche Products by customers located in the Primary Area of Responsibility. Dealer will provide prompt, efficient, courteous and quality service to owners and users of Porsche Products, when requested, regardless of where the vehicles were purchased. All service will be performed in a workmanlike manner and in accordance with the Policies and Procedures Manual.

                  I) Sales Obligations

                  Dealer will:

                         (a) maintain an adequate force of trained sales
                             personnel qualified to sell Porsche Products;

                         (b) maintain a high Standard of ethical advertising and
                             sales activities in promoting its Dealership
                             Operations;

                         (c) explain to purchasers of Porsche Products the items
                             which make up the purchase price, and give them itemized invoices and any other information required by law;

                         (d) refrain from making any misleading statements
                             concerning the nature or amount of items making up the total selling price of an Automobile;

                         (e) refrain from charging customers for any services
                             for which Dealer is reimbursed by Porsche America without disclosing that reimbursement; and

                         (f) refrain from including in any customer order
                             equipment or accessories not requested by the customer unless such item is required by law.

         Should Dealer install any part or accessory on an Automobile that is not a Porsche Product, Dealer will disclose this fact to the purchaser of the Automobile (or service thereof) and will, before installation, advise the purchaser in writing that the item is not warranted by Porsche America. Dealer will, in addition, include such written disclosure in the bills of sale and/or receipts involved in such transactions.

         2) Sales Evaluation

         Sales and Service Evaluation Reports will be periodically prepared by Porsche America and will be furnished to and discussed with Dealer so that Dealer may take appropriate and prompt action necessary to achieve satisfactory sales performance. Any written comments on a Sales and Service Evaluation Report received from Dealer will become a part of the Report.

         Dealer's sales performance will be evaluated by Porsche America on the basis of sales effectiveness and the relationship of Dealer's actual sales of Automobile(s) to the number of sales necessary to achieve the established penetration level objectives within the Primary Area of Responsibility.

         In addition, the Sales and Service Evaluation Report will consider other relevant factors including:

                         (a) the trend over a reasonable period of time of
                             Dealer's sales performance;

                         (b) the manner in which Dealer has conducted the sales
                             operations, including advertising, sales promotion and treatment of purchasers.

                         (c) sales to lease customers if they have affected
                             registrations within the Primary Area of Responsibility;

                         (d) the manner in which Dealer has submitted orders for
                             Automobile(s) to Porsche America;

                         (e) the availability of Automobile(s) to Dealer; and

                         (f) significant local conditions that may have directly
                             affected Dealer's performance.

         If in some cases relevant information is not available, Porsche America may rely on other data which it reasonably believes best depicts the volume of retail purchases of Automobile(s) by customers located in the Primary Area of Responsibility.

         3) Dealer Service Obligations

            (a) Automobile Pre-Delivery Inspections and Adjustments

                             Pre-delivery inspections and adjustments will be performed by Dealer on each Automobile prior to delivery. The completion of inspections and adjustments on each Automobile will be verified on forms provided by Porsche America, one copy of which will be retained in Dealer's file and a second copy or which will be furnished to the purchaser.

                             Any required campaign inspections and corrections will also be made at time of pre-delivery service.

                         (b) Warranty Repairs and Special Policy Adjustments

                             Dealer will perform required warranty repairs on each Automobile at the time of pre-delivery service and when requested by the owner, as well as special policy adjustments that are approved by Porsche America. Dealer will provide each owner for whom repairs or adjustments are performed a copy of the repair order reflecting all services performed.

                         (c) Campaign Inspections and Corrections

                             Campaign inspections and corrections may be directed by Porsche America to find and correct suspected unsatisfactory conditions, including conditions affected by safety, emissions, noise and fuel economy regulations. Dealer will perform campaign inspections and corrections on Porsche Products that qualify therefor. Dealer will also determine whether campaign inspections and corrections have been made on used Automobile(s) in its inventory and arrange for their performance, if necessary, prior to resale of the used Automobile.

                         (d) Payment for Pre-Delivery, Warranty and Campaign
                             Work

                             For Dealer's performance of pre-delivery inspections and adjustments, warranty repairs, special policy adjustments, and campaign inspections and corrections, Porsche America will reimburse Dealer at reasonable rates to be specified by Porsche America from time to time. Dealer's performance of such work shall be in accordance with the Policies and Procedures Manual. Dealer will perform warranty repairs, special policy adjustments, and Campaign inspections and corrections using only Parts and Accessories as defined in this Agreement.

                         (e) Service operations of Dealer

                             Dealer will maintain a service and parts organization substantially in accordance with the Policies and Procedures Manual and will have a competent, trained service manager and parts manager, trained Porsche qualified service and parts personnel, and where service volume or other conditions make it advisable, a consumer relations manager.

                         (f) Dealer will provide adequate service equipment and
                             such special and essential tools as are required by Dealer to fulfill its responsibilities for service in accordance with the recommendations of Porsche America.

                         (g) Dealer will stock sufficient Parts and Accessories
                             to meet customer demand and to perform warranty repairs and special policy adjustments in a timely and workmanlike manner.

                         (h) Dealer and Porsche America recognize that owners
                             and users of Automobile(s) may
                             reasonably expect that parts and accessories sold at retail or used by Dealer in servicing Automobile(s) are Parts and Accessories. Dealer will not represent parts or accessories not marketed by Porsche America as Porsche-authorized Parts or Accessories.

                         (i) Dealer and Porsche America will each provide the
                             other with such information and assistance as may reasonably be requested by the other to facilitate compliance with government laws, regulations and orders relating to Porsche Products, including laws, regulations and orders relating to fuel economy, safety, emissions, noise and damageability.

                         (j) Dealer will endeavor to build and maintain consumer
                             confidence in dealer and Porsche America. Dealer will comply with procedures developed by Porsche America for the investigation and handling of complaints relating to Automobile(s).

         4) Dealer Service Evaluation

         Sales and Service Evaluation Reports will be periodically prepared by Porsche America and will be furnished to and discussed with Dealer so that Dealer may take the appropriate and prompt action necessary to achieve satisfactory service performance. Any written comments on a Sales and Service Evaluation Report received from Dealer will become a part of the Report.

         Porsche America's review of Dealer's performance will focus on Dealer's responsibilities for service in areas such as consumer satisfaction, premises, service management and operating procedures, personnel, Automobile pre-delivery service, parts operation, and shop tools and equipment.

D. Porsche America Assistance

         Porsche America will make available to Dealer general and specialized sales, service and parts training courses for Dealer personnel. Dealer agrees to have members of its organization attend such courses. Porsche America shall not be responsible for any compensation payable to Dealer's personnel while attending such courses or for related travel and living costs.

         Porsche America will make copies of its current service and parts manuals, bulletins, and technical data publications relating to Automobile(s) available to Dealer.

         Porsche America will maintain field personnel to advise and counsel Dealer personnel on sales, service, parts and accessories and related subjects, including inventory control, owner complaints, technical service problems, service and parts merchandising, personnel training, and service and parts management.

         Porsche America will conduct general advertising programs to promote the sale of Automobile(s) for the mutual benefit of Porsche America and Dealers.

         Porsche America will make available to Dealer advertising and sales promotion materials from time to time and will inform Dealer of any applicable charges.

E. Capital Standards and Credit Lines

         Porsche America and Dealer will agree upon minimum net working capital necessary to conduct the Dealership Operations and such written agreement shall be an Addendum to this Agreement. Dealer and Porsche America will execute a new Addendum it changes in operating conditions or Porsche America guidelines indicate capital needs have changed materially.

         Dealer will maintain for the duration of this Agreement a line of credit with a responsible financing institution sufficient to support the purchase from Porsche America of a 45 day supply of Automobile(s) based on the currently established sales objectives for the Primary Area of Responsibility.

F. Records and Reports

         So that information provided by Dealer is accurate and comprehensible, Dealer will maintain a uniform accounting system that is consistent with industry practice. By the 10th working day following the close of each month, Dealer will furnish Porsche America, in a manner established by Porsche America, a complete and accurate financial statement and such additional Porsche Product and related service data as Porsche America may require.

         Dealer shall maintain complete and up-to-date records covering its sales and service of Automobile(s), including records in support of lease and retail orders, applications any payment or credit by Porsche America and transportation claims. Such records will be prepared and maintained in accordance with the Policies and Procedures Manual and will be retained for at least two years. Dealer will, at its expense, acquire or maintain Porsche America specified electronic data processing hardware and application programs necessary to store and transmit business data between the Dealer and Porsche America.

         Estimates of Dealer's requirements for Automobile(s) will be furnished by Dealer for such periods as requested by Porsche America.

         Dealer will furnish Porsche America with accurate information covering Dealer's sale of Automobile(s) and/or transfers to other Dealers. The information shall be furnished in a manner and at times prescribed by Porsche America.

         Any designated representative of Porsche America is authorized to examine, audit, reproduce and take copies of any of the accounts and records required to be maintained by Dealer under this Agreement. Examinations and audits must be conducted during regular business hours. Dealers will be furnished a list of any reproduced records upon request.

         Porsche America and Dealer agree that Dealer's records are confidential in nature. Porsche America will not furnish any data submitted to it by Dealer to any third party unless authorized by Dealer or required by law or unless pertinent to judicial or government administrative proceedings.

G. Trademarks.

         Porsche America or its affiliated companies are the exclusive owners of the various trademarks, service marks, tradenames and designs which they use in connection with Porsche Products ("Marks").

         Dealer is granted the non-exclusive right of displaying the Marks in the conduct of its Dealership Operations.

         The marks may be used as part of the name under which Dealer's business is conducted only with the express written approval of Porsche America.

         Dealer will change or discontinue the use of any Marks upon request.

         No company owned by or affiliated with Dealer or any of its owners may use any Marks or product name without Porsche America's written permission.

         Upon termination of this Agreement, Dealer will immediately discontinue or cause to be discontinued, at its expense, all use of Marks. Thereafter, Dealer will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner likely to cause confusion or mistake or to deceive the public. Failure of Porsche America and Dealer to complete the purchase of signs as provided in this Agreement will not relieve Dealer of its obligation to discontinue the use of Marks on the signs.

         Dealer will reimburse Porsche America for all legal fees and other expenses incurred in connection with legal action to require Dealer to comply with this Part II.G.

H. Establishment of Additional Dealers

         Porsche America reserves the right to appoint additional Dealers. This right will not be exercised without making a survey of marketing factors in the area of a possible new dealership location. Dealers within the proposed primary area of responsibility will be notified at least 30 days in advance of a pending appointment of a new Dealer so that their concerns, if any, can be evaluated and so that Dealer may have an opportunity to present relevant information for Porsche America's consideration before a final decision is made.

         Notwithstanding any other provision of this Agreement, the final decision whether to establish an additional Dealer shall be made by Porsche America solely pursuant to its own business judgement and nothing in this Agreement shall be construed to require Dealer's consent to the establishment of an additional dealer.

                 PART III -- SUCCESSOR AND REPLACEMENT DEALERS

A. Rights of Porsche America

         The parties recognize that Automobile(s) are marketed through a system of Dealers developed by Porsche America and that customers and Dealers as well as shareholders and employees of Porsche America, have a vital interest in the preservation and efficient operation of the system. Porsche America has the responsibility of continuing to administer the system and selecting the most suitable dealer candidate in each circumstance.

         Accordingly, Porsche America has the right to select each successor and replacement dealer and to approve its owners and principal management and the location of its dealership facilities. Porsche America shall perform such responsibility on the basis of evaluating each candidate's qualifications and proposal for the conduct of dealership operations against the standards set forth in this Agreement.

B. Succession Rights Upon Death or Incapacity

         It this Agreement expires or is terminated because of death or incapacity of a Dealer Principal and Dealer and Porsche America have not executed a Successor Addendum, the remaining Dealer Principal(s) may propose a successor dealer entity to continue the Dealership Operations at the Dealership Location. The proposal must be made at least thirty (30) days before the termination notice period has expired by submitting a written proposal to Porsche America naming a remaining Dealer Principal as the Dealer Principal.

         Porsche America will give first consideration to, and will not arbitrarily refuse to accept, a proposal to establish a successor dealer submitted by a proposed dealer principal under this Part provided:

         1) the proposed successor dealer and the proposed dealer principal are ready, willing and able to comply at an approved location with the requirements of a new dealer agreement;

         2) Porsche America approves all proposed owners and general managers not previously approved in connection with the existing Dealership Operations; and

         3) the proposed dealer principal will own an unencumbered ownership interest of at least twenty-five percent in the proposed dealer.

         The proposal will be accepted by Porsche America if it does not introduce new owners or if any proposed new owners are acceptable to Porsche America.

         Upon request, Porsche America will execute with Dealer a Successor Addendum designating proposed dealer principals and/or owners of a successor dealer to be established it this Agreement is terminated because of death or incapacity of a

Dealer Principal. The request must be executed by all Owners, including all Dealer Principals, and be submitted on Porsche America forms prior to such death or incapacity. To be named in the Successor Addendum, a proposed dealer principal must be either a Dealer Principal of Dealer or a person who is a competent business manager, an effective manager and an experienced merchandiser of quality automotive products and service and will continue to be employed on a full time basis by, and is being trained to assume a management position with, Dealer or a comparable automotive dealership. Any proposed owner or dealer principal must be acceptable to Porsche America.

         Dealer may cancel an executed Successor Addendum by written notice to Porsche America provided notice is received by Porsche America before the death or incapacity of any of Dealer's Owners or Principals. Porsche America may not cancel a Successor Addendum, but in the event of a change in the circumstances of the proposed Successor Principal or Owner which, in the reasonable opinion of Porsche America, disqualifies the proposed Successor, Porsche America will promptly notify Dealer that the proposed Successor is no longer acceptable. The parties may execute a new and superseding Successor Addendum by mutual agreement. No Successor Addendum may be cancelled by Porsche America after the death or incapacity of any of Dealer's Principals. Any person named in a Successor Addendum in effect on the date of the death or incapacity of any Dealer Principal or Owner to which it has reference shall be deemed an acceptable successor Dealer Principal or Owner for purposes of this
Part III.

         The term of the dealer agreement offered a successor dealer will be five years if the dealer principal of the successor dealer is currently a dealer principal of a Dealer.

         In all other cases, the successor dealer will be offered a two year agreement, and the successor provisions of this Part will not apply to that agreement. Porsche America will notify the successor dealer in writing at least three months prior to the expiration of the two year term whether the successor Dealer and its Dealer Principal have performed satisfactorily, and, if so, that Porsche America will offer the successor Dealer a regular Sales and Service Agreement.

         Porsche America's offer of a new Sales and Service Agreement made pursuant to this Part will automatically expire if not accepted by the successor dealer within one month after it receives the offer.

C. Other Changes

         In order for Porsche America to effectively perform its responsibility to administer the Dealer system, Dealer agrees to give Porsche America prior written notice of any proposed change in its Dealer Principal(s) or ownership or any proposed disposition of its principal assets. In turn, Porsche America agrees to consider Dealer's proposal under the standards identified in Section I and not to arbitrarily refuse to agree to such proposal. In determining whether the proposal is acceptable to it, Porsche America will take into account the qualifications, personal and business reputation and financial standing of the proposed dealer principal and owners, as well as Porsche America's interest in providing sales and service of Porsche Products in a manner that will best serve the interest of owners and potential owners of Porsche Products.

         Dealer shall be notified in writing of Porsche America's agreement or disagreement to Dealer's proposal within sixty days after Dealer has furnished all applications and information reasonably requested by Porsche America to evaluate such proposals. Dealer acknowledges that the occurrence of any such change or disposition without prior written agreement by Porsche America is cause for termination of this Dealer Agreement.

         It Porsche America plans to relocate Dealer to another location, Porsche America may offer a new Sales and Service Agreement to the proposed successor dealer, subject to the condition that its dealership operations will be relocated within a reasonable time to another dealership location and acceptable facility as approved by Porsche America.

         Any material change in Dealer's proposal, including any change in price or in proposed ownership or management of a replacement dealer, shall be treated as a new proposal for purposes of this Part.

                             PART IV -- TERMINATION

A. Termination of Agreement

         1) By Dealer

         Dealer may terminate this Agreement by written notice to Porsche America. Termination will be effective thirty (30) days after Porsche America's receipt of the notice unless otherwise mutually agreed in writing.

         2) By Porsche America Due to Certain Acts or Events

         Each of the following represents an act or event that is within the control of Dealer or originates from action taken by Dealer or its management or owners and which is so contrary to the spirit and objectives of this Agreement as to warrant termination of this Agreement:

         (a) The removal, resignation, withdrawal or elimination from Dealer for any reason of any Dealer Principal or Dealer owner without the prior written approval of Porsche America.

         (b) Any misrepresentation to Porsche America by Dealer or by any Dealer Principal or owner in applying for this Agreement or as to the record or beneficial ownership or management of Dealer.

         (c) Any attempted or actual sale, transfer or assignment by Dealer of this Agreement or any of the rights granted dealer hereunder or any attempted or actual transfer, assignment or delegation by Dealer of any of the responsibilities assumed by it under this Agreement without the prior written approval of Porsche America.

         (d) Any change, whether voluntary or involuntary, for causes other than death or incapacity, in the ownership of Dealer as set forth in Section I without the prior written approval of Porsche America.

         (e) The appointment of a new general manager of Dealer without the prior written approval of Porsche America, which approval will not unreasonably be withheld.

         (f) Any undertaking by Dealer or any of its owners to conduct, either directly or indirectly, any of the Dealership Operations at any unapproved location.

         (g) Any sale or other transfer, by operation of law or otherwise, or any relinquishment or discontinuance of use by Dealer, of any of the Dealership facilities or other principal assets required in the conduct of the Dealership Operations, without the prior written approval of Porsche America.

         (h) Any dispute or disagreement between or among the owners or management personnel of Dealer which, in the opinion of Porsche America, may adversely affect the Dealership Operations or the interests of Dealer or Porsche America.

         (i) Insolvency of Dealer; filing of a voluntary petition in bankruptcy by Dealer; filing of a petition to have Dealer declared Bankrupt or appointment of a receiver or trustee for Dealer, provided such filing or appointment is not vacated within one month; a or execution by Dealer of an assignment for the benefit of creditors or any foreclosure or other due process of law whereby a third party acquires rights to the operation, ownership or assets of Dealer.

         (j) Failure of Dealer to conduct its customary sales and service operations during its customary business hours for seven consecutive business days except for Acts of God or labor unrest.

         (k) Conviction in a court of original jurisdiction of Dealer or any Dealer Principal, general manager, or Owner of Dealer of any crime which is punishable by imprisonment; or any finding by a government agency or court of original jurisdiction that Dealer had committed any unfair business practice which, in the opinion of Porsche America, may adversely affect the reputation or interests of Dealer or Porsche America.

         (l) Submission by Dealer of false applications or claims for any payment, credit, discount or allowance or of false orders for Porsche Products or reports of delivery or transfer of Porsche Products if such application, claims, orders or reports are fraudulent or part of a pattern of false applications, claims, orders or reports, whether or not Dealer offers or makes restitution.

         (m) Refusal by Dealer to timely furnish sales or financial information and other requested relevant data, or to permit Porsche America to make an examination or audit of Dealer's accounts and records, provided such failure or refusal continues after receipt by Dealer from Porsche America of a written request for such information or permission.

         (n) Willful failure of Dealer to comply with the provisions of any laws or governmental regulations relating to the sale or service of Porsche Products.

               When Porsche American learns that any of the foregoing acts or events has occurred, Porsche America will endeavor to discuss it with Dealer. Thereafter, Porsche America may terminate this Agreement by giving Dealer written notice of termination. Subject to applicable state law, such termination will be effective upon receipt by Dealer of such notice or at such later date as may be specified in the notice.

         3) By Porsche America For Failure of Performance by Dealer

         If Porsche America determines that Dealer has failed to provide adequate facilities, or to adequately perform its sales or service responsibilities, Porsche America will review such failure with Dealer.

         As soon as practicable thereafter, Porsche America will notify Dealer in writing of the nature of Dealer's failure of performance and of the reasonable period of time during which Dealer will be expected to remedy such failure.

         If such failure has not been remedied at the expiration of the period, Porsche America may terminate this Agreement by giving Dealer ninety (90) days advance written notice.

         4) By Porsche America Due to Incapacity of Dealer Principal

         Because of the personal service nature of this Agreement, Porsche America may terminate this Agreement by written notice to Dealer if Dealer Principal is so physically or mentally incapacitated that the Dealer Principal is unable to actively exercise full managerial authority. The effective date of termination will be stated in such written notice and will be not less than ninety (90) days after receipt of such notice.

         5) By Porsche America or Dealer

         If Porsche America or Dealer fails to secure or maintain any license required for the performance of its obligations under this Agreement, or such license is suspended or revoked, irrespective of the cause, either party may immediately terminate this Agreement by giving the other party written notice.

         If the agreement pursuant to which Porsche America has the right to purchase, import and distribute Porsche Products should expire or otherwise terminate, then Porsche America may immediately terminate this Agreement by giving Dealer written notice.

         6) By Mutual Agreement

         This Agreement may be terminated at any time by written agreement between Porsche America and Dealer. The provisions of Part V relating to transition assistance will be applicable only to the extent set forth in the written termination agreement.

B. Transaction After Termination

         If Dealer and Porsche America do not enter into a new Sales and Service Agreement when this Agreement expires or is terminated, all of Dealer's outstanding orders for Porsche Products will be automatically cancelled. However, Porsche America will exert its best efforts to fill previously accepted bonafide retail customer orders of Dealer on hand on the effective date of termination, not to exceed the average of the last three months Automobile sales.

         Termination of this Agreement will not release Dealer or Porsche America from the obligation to pay any amounts owing the other or from any warranty rights or obligations.

         Neither Porsche America's sale of Porsche America Products to Dealer nor any other act by Porsche America or Dealer after termination of this Agreement will be construed as a waiver of the termination.

                        PART V -- TRANSITION ASSISTANCE

A. Porsche America's obligation

         If this Agreement is scheduled to expire or terminate because of the death or incapacity of a Dealer Principal or death of a Dealer owner and Dealer requests an extension of the effective date of expiration or termination thirty days prior to such date, Porsche America will defer the effective date for up to thirteen months after such death or incapacity in order to assist Dealer in winding up its Dealership Operations.

         If this Agreement expires or is terminated by either party and Porsche America does not offer Dealer or any replacement dealer that has substantially the same ownership a new Sales and Service Agreement, Porsche America will purchase the following items of personal property ("Eligible Items") from Dealer at the prices indicated:

         a) New and unused Automobile(s) of the current model year purchased by Dealer from Porsche America, at a price equal to the net prices and charges that were paid to Porsche America.

         b) Any signs owned by Dealer of a type recommended in writing by Porsche America and bearing any Marks at a price agreed upon by Porsche America and Dealer. If Porsche America and Dealer cannot agree on a price, they will select a third party who will set the price.

                         (c) Any special tools recommended by Porsche America
                             and designed specifically for service of any Porsche Products that were offered for sale by Porsche America during the three years preceding termination, at prices established in accordance with the applicable pricing formula in the Policies and Procedures Manual.

                         d) Unused and undamaged Parts and Accessories that are still in the original, resaleable merchandising packages and in unbroken lots, that are listed for sale in the then-current Price Schedules or Bulletins and were purchased by Dealer either directly from Porsche America or from an outgoing Dealer as a part of Dealer's initial Parts and Accessories inventory. The prices for such Parts and Accessories will be Porsche America dealer prices in effect at the time such Parts and Accessories are received by Porsche America, less any applicable allowances whether or not any such allowances were made to Dealer when the Parts and Accessories were purchased by Dealer, plus five percent of dealer price for packing costs, plus reimbursement for transportation charges to the destination specified by Porsche America.

B. Dealer Obligations

         Porsche America's obligation to purchase Eligible Items is subject to Dealer fulfilling its responsibility under this Part. Within fifteen days following the effective date of termination or expiration of this Agreement, Dealer will furnish Porsche America with a list of vehicle identification numbers and such other information as Porsche America may request pertaining to Automobile Eligible Items to be purchased by Porsche America. Dealer will deliver all such Eligible Items to a designation determined by Porsche America that will be in reasonable proximity to Dealer's Location.

         Within two months following the effective date of termination or expiration of this Agreement, Dealer will mail or deliver to Porsche America, a complete and separate list of each of the Eligible Items other than Automobiles(s). Dealer will retain all such Eligible Items until receipt of written shipping instruction from Porsche America. Within one month after receipt of instruction, Dealer will ship such Eligible Items, transportation charges prepaid, to the destination specified in the instruction.

         Dealer will take such action and execute and deliver such instruments as may be necessary to (a) convey to Porsche America good and marketable title to all Eligible Items to be purchased, (b) comply with the requirements of any applicable state law relating to bulk sales or transfer, (c) satisfy and discharge any liens or encumbrances on Eligible Items prior to their delivery to Porsche America, and (d) execute a general release of any and all claims against Porsche America.

         Porsche America will pay Dealer for the Eligible items purchased by it as soon as practicable following delivery thereof to the destinations specified by Porsche America but not later than sixty (60) days following such delivery. Porsche America may make payment for such Eligible Items directly to anyone claiming a security or ownership interest therein.

         If Porsche America has decided to appoint a replacement dealer at Dealer's Location, Dealer may sell its Eligible Items and, upon executing a general release or any and all claims against Porsche America and receiving approval in writing by Porsche America, assign its rights under this Part to the Porsche America designated replacement dealer provided the replacement dealer assumes Dealer's obligations under this Part.

                          PART VI - GENERAL PROVISIONS




A. No Agent or Legal Representative Status

         This Agreement does not make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other. Neither party owes the other any fiduciary obligation.


B. Dealer's Responsibility for Its Operations

         Except as provided otherwise in this Agreement, Porsche America has no liability in connection with the establishment or conduct of the Dealership Operations, and Dealer will be solely responsible for all expenditures, liabilities and obligations incurred or assumed by Dealer in connection with Dealer's responsibilities under this Agreement.

C. Taxes

         Dealer will pay all local, state, federal or other applicable taxes and file required tax returns related to its Dealership Operations and will hold Porsche America harmless from any claims or demands made by any taxing authority with respect thereto.

D. Indemnification by Porsche America

         Porsche America will assume the defense of Dealer and indemnify Dealer against any judgment for monetary damages, less any offset recovered by Dealer, in any lawsuit naming

Dealer as a defendant relating to any Porsche Product that has not been altered by or for Dealer when the lawsuit concerns:

         1) Breach of the Porsche America warranty related to the Porsche Product, bodily injury or property damage claimed to have been caused solely by a defect in the design, manufacture or assembly of a Porsche Product by Porsche America or Porsche AG (other than a defect which should have been detected by Dealer in a reasonable inspection of the Porsche Product);

         2) Failure of the Porsche Product to conform to the description set forth in advertisements or product brochures distributed by Porsche America because of changes in standard equipment or material component parts unless Dealer received notice of the changes prior to retail delivery of the affected Porsche Product by Dealer; or

         3) Any substantial damage to a Porsche Product purchased by Dealer from Porsche America which has been repaired by Porsche America unless Dealer has been notified of the repair in writing prior to retail delivery of the affected Porsche Product.

         If Porsche America reasonably concludes that allegations other than those set forth in 1) through 3) above are being pursued in the lawsuit, Porsche America shall have the right the decline to accept the defense or indemnify Dealer or, after accepting the defense, to transfer the defense back to Dealer and withdraw its agreement to indemnify Dealer.

         The obligations assumed by Porsche America are limited to those specifically described in this Part and in the Policies and Procedures Manual and are conditioned upon compliance by Dealer with the procedures described in the Manual.

         This Part shall not affect any right either party may have to seek indemnification or contribution under any other contract or by law and such rights are hereby expressly preserved.

E. Notices

         Any notice required to be given by either party to the other in connection with this agreement will be in writing and delivered personally, by courier, or by mail.

         If delivered by mail, unless otherwise provided herein, such notices shall be effective upon being deposited, postage prepaid and addressed to the respective parties hereto, at their respective address shown in Section I.

F. No Implied Waiver

         The failure of either party to require performance by the other party of any provision hereof will in no way affect the right to require such performance at any time thereafter;

nor will the waiver by either party of a breach of any provision hereof.

G.  Assignment of Rights

         Except as provided in this Agreement, neither this Agreement nor the rights or obligations of either party hereunder may be sold, assigned, delegated or otherwise transferred without the written approval of the other party.

H.  Accounts Payable

         In addition to any right of set off provided by law, all monies or accounts due Dealer shall be considered net of indebtedness of Dealer to Porsche America and Porsche America may deduct any amounts due or to become due from Dealer to Porsche America or any amounts held by Porsche America from any sums of accounts due or to become due from Porsche America to Dealer.

I.  Applicable Law

         This Agreement is governed by the laws of the State of Nevada. However, if performance under this Agreement is illegal under a valid and applicable law of any jurisdiction where such performance is to take place, or if valid and applicable state law requires any other or different terms or conditions in this Agreement, the performance or terms or conditions will be modified to the minimum extent necessary to comply with such law if it was effective on the date of execution of this Agreement.

J.  Sole Agreement of Parties

         Except as otherwise provided or referred to herein, Porsche America has made no promises to Dealer and there are no other agreements or understandings, either oral or in writing, between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement.

         Except as otherwise provided herein, this Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein.

         No agreement between Porsche America and Dealer which relates to matters covered herein, and no change in, addition to (except the filling in of blank lines) or erasure of any printed portion of this Agreement, will be binding unless it is approved in writing by Porsche America.

K.  New and Superseding Agreements

         In the event a new and superseding form of Sales and Service Agreement is offered by Porsche America to Dealers generally at any time prior to the expiration of the term of this Agreement, Porsche America may terminate this Agreement by prior written notice to Dealer, provided Porsche America offers Dealer a new agreement in the new and superseding form for a term of not less than the then unexpired term of this Agreement.

         Any evaluation of the effectiveness of Dealer's performance of any of its responsibilities under this Agreement may be reflected and considered together with any evaluation made of the effectiveness of Dealer's performance of similar responsibilities under any succeeding or new and superseding form of Sales and Service Agreement.

         Unless otherwise agreed in writing, the rights and obligations of Dealer that may otherwise become applicable upon any termination or expiration of the term of this Agreement shall not be applicable in the event of the execution by Porsche America and Dealer of any new or superseding Sales and Service Agreement and the matured rights and obligation of the parties hereunder shall continue under the new agreement.

         Dealer's performance under any prior agreement may be considered in an evaluation of Dealer's performance under this, or any succeeding agreement.

                      L. Possible Chances Due to State Law

         Dealer and Porsche America recognize that this Agreement has been submitted to the appropriate state agencies or officials in the United States for review. The parties acknowledge that this Agreement is being offered and, where applicable, entered into only where permissible under state law and subject to Porsche America's receiving such licenses or approvals and making such changes or additions to this Agreement as may be required by valid and applicable state law. Furthermore, where required by valid and applicable state law, the parties may reexecute this Agreement or a revised Agreement to comply with state law.